UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35882	43-2099257
(Commission File Number)	(IRS Employer Identification Number)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on October 23, 2013, Blackhawk Network, Inc., an Arizona corporation (“Blackhawk Arizona”), a wholly-owned subsidiary of Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), entered into a Fourth Amended and Restated Unsecured Demand Promissory Note (the “Amended Note”) with the Company’s parent company, Safeway Inc. (“Safeway”), under the Cash Management and Treasury Services Agreement, effective as of April 4, 2013, between the Company and Safeway. The maximum principal amount of the Amended Note is $175 million, and the outstanding principal amount is payable on demand or, if demand for repayment has not been made prior to such date, on February 24, 2016. Interest compounds semiannually at a rate equal to the lowest rate of interest that complies with both Section 7872(f)(2)(B) of the Internal Revenue Code and Treasury Regulations Sections 1.482-2(a)(2)(iii)(B) and (C) and is payable annually on the last day of the Company’s fiscal year. The Amended Note also contains a covenant by Blackhawk Arizona not to incur liens on its assets without Safeway’s consent, subject to exceptions. The foregoing summary of the Amended Note is qualified in its entirety by reference to the full text of the Amended Note, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed by the Company on October 25, 2013 and incorporated herein by reference.

On November 12, 2013, in addition to amounts borrowed to satisfy the Company’s ordinary course short-term working capital requirements, Blackhawk Arizona borrowed $88.5 million under the Amended Note to provide partial funding for the previously announced acquisition of InteliSpend Prepaid Solutions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Unsecured Demand Promissory Note, dated October 23, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 25, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2013	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ David E. Durant
	Name:	David E. Durant
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Unsecured Demand Promissory Note, dated October 23, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 25, 2013).